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                                                                    EXHIBIT 10.6


                 [The Cleveland-Cliffs Iron Company Letterhead]


                                  May 16, 2002



Mr. Gary P. Latendresse
Vice Chairman and Chief Financial Officer
Rouge Steel Company
3001 Miller Road
P.O. Box 6009
Dearborn, MI 48121-1699


Dear Mr. Latendresse:


         By this restated letter agreement, The Cleveland-Cliffs Iron Company ("Cliffs") and Rouge Steel Company ("Rouge") hereby consolidate all previous understandings, modify and further amend, effective as of May 1, 2002, the Pellet Sales and Purchase and Trade Agreement, between Cliffs and Rouge, dated as of January 1, 1991, as amended by Letter Agreements, dated as of July 1, 1996, April 7, 1997, June 3, 1997, March 31, 1998, and August 17, 2001
(collectively "Agreement"), so as to implement the following:

1.       Tonnage and Grades

         (a). Beginning in the year 2003 and continuing through year 2007, Cliffs shall sell to Rouge and Rouge shall purchase from Cliffs all of Rouge's annual iron ore pellet tonnage requirements ("Rouge's Annual Pellet Tonnage Requirements"), such of Rouge's Annual Pellet Tonnage Requirements being equal to Rouge's total annual iron ore pellet tonnage requirements required for consumption in Rouge's iron and steelmaking facilities in any year.

         (b). The iron ore pellets to be purchased by Rouge during the years 2003 through 2007 (and during any years after 2007 the Agreement is extended for pursuant to Section 5) shall consist of (i) Cliffs' Tilden Flux Pellets ("Tilden Flux Pellets") and
                  (ii) Cliffs' Wabush Standard Pellets With Approximately 2% Manganese Content ("Wabush Standard Pellets") produced at the Wabush Mine Joint Venture iron ore pellet plant located at Pointe Noire, Canada (the Tilden Flux Pellets and the Wabush Standard Pellets collectively referred to as "Cliffs' Pellets") provided that Cliffs has available for sale Wabush Standard Pellets. In the event Cliffs has Wabush Standard Pellets available, Rouge may purchase up to [__]*% of Rouge's Annual Pellet Tonnage Requirements in Wabush Standard Pellets. In the event Cliffs does not have sufficient Wabush Standard


* - Confidential information has been omitted and filed separately with the Securities and Exchange Commission.
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                  Pellets available, Rouge and Cliffs shall mutually agree on another acceptable Cliffs' iron ore pellet, which substituted pellet shall be priced at a per ton iron unit that would yield a comparable delivered cost to Rouge had Rouge been able to purchase the Wabush Standard Pellets.


         (c). During the years 2003 through 2007, Rouge shall purchase from Cliffs a [__]* tonnage of [__]* tons of Cliffs' Pellets and shall purchase in each year of the years 2003 through 2007 a [__]* of [__]* tons of Cliffs' Pellets.

         (d). During the years 2008 through 2012, in the event Rouge requires iron ore pellets for consumption in Rouge's iron and steelmaking facilities in any year, Rouge shall purchase from Cliffs all of Rouge's Annual Pellet Tonnage Requirements for each of the years 2008 through 2012.

2.       Price and Adjustments

         (a). The price for the first [__]* tons of Tilden Flux Pellets purchased in the years 2003 through 2012 shall be calculated as provided for in the Letter Agreement between Rouge and Cliffs, dated as of August 17, 2001 ("August 17, 2001 Letter"). The price for all tonnage of Tilden Flux Pellets purchased in excess of [__]* tons in any year shall be calculated as provided for in the August 17, 2001 Letter, [__]* per iron unit.

         (b). The price for any tonnage of Wabush Standard Pellets purchased in the years 2003 through 2012 shall be the same as the price calculated for the Tilden Flux Pellets, as provided for in the August 17, 2001 Letter, [__]* per iron unit.

         (c). The price for any other mutually agreed upon Cliffs' iron ore pellets (which will then be deemed as Cliffs' Pellets), which are substituted for the Wabush Standard Pellets, shall be priced so as to provide Rouge with a delivered price [__]* for the substituted Wabush Standard Pellets, as the case may be.

         (d). From and after March 1, 2003 and each March 1 thereafter, for all tons shipped hereunder in each such year in which Rouge has elected immediate title for any tons pursuant to section 3(e). below, Rouge shall pay, as an addition to the prices provided herein, the sum of [__]* per ton for every [__]*, or part thereof, of credit effectively elected for such year pursuant to section 3(e). below.



* - Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

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3.       Delivery, Credit and Payments

         With respect to the sales and purchase tonnage, the following shall apply:

         (a)(i). For the year 2002, for all Cliffs' Pellets shipped to Rouge during the period May 1, 2002 through May 15, 2002, title to the Cliffs' Pellets shall pass to Rouge f.o.b. vessel at the Port of Marquette, Marquette, Michigan ("Port of Marquette"). Rouge shall pay Cliffs for all the Cliffs' Pellets shipped during May 1 through May 15 in accordance with the adjusted price provided for in the August 17, 2001 Letter, such payment to be made to Cliffs by [__]*.

                  (ii). For the year 2002, for all Cliffs' Pellets shipped to Rouge during the period May 16, 2002 through May 31, 2002, Cliffs shall retain title to the Cliffs' Pellets so shipped until Rouge makes payment for the Cliffs' Pellets. Rouge shall pay Cliffs for all Cliffs' Pellets shipped during May 16 through May 31, by wire transfer to Cliffs no later than [__]*. Title for each such cargo of Cliffs' Pellets shipped shall pass to Rouge simultaneously with receipt of payment by Cliffs for each such cargo.

         (b)(i). For the year 2002, for all Cliffs' Pellets shipped to Rouge during the period June 1, 2002 through June 15, 2002 and July 1, 2002 through July 15, 2002, title to the Cliffs' Pellets shall pass to and payment shall be made for the Cliffs' Pellets in accordance with the provisions provided for in
                  (a)(i) above, except that payment by Rouge for the shipments made through June 15, 2002 shall be made by [__]*, and the payment by Rouge for the shipments made through July 15, 2002 shall be made by [__]*.

                  (ii). For the year 2002, for all Cliffs' Pellets shipped during the period June 16, 2002 through June 30, 2002 and July 16, 2002 through July 31, 2002, title shall pass to and payment shall be made for the Cliffs' Pellets by wire transfer in accordance with provisions provided for in (a)(ii) above, except that payment by Rouge for the shipments made through June 30, 2002 shall be made no later than [__]*, and payment by Rouge for the shipments made through July 31, 2002 shall be made no later than [__]*. Title for each such cargo of Cliffs' Pellets shipped shall pass to Rouge simultaneously with receipt of payment by Cliffs for each such cargo.

         (c)(i). For year 2002, for all Cliffs' Pellets shipped to Rouge during the period August 1, 2002 through August 8, 2002, title to the Cliffs' Pellets shall pass to and payment shall be made for the Cliffs' Pellets in accordance with the provisions provided for in (a)(i) above, except that payment by Rouge for the shipments made August 1, 2002 through August 8, 2002 shall be made by [__]*.



                  (ii). For the year 2002, for all cargoes of Cliffs' Pellets shipped to Rouge during the period August 9, 2002 through August 31, 2002, Cliffs shall



                                       3
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                  retain title to the cargoes of Cliffs' Pellets so shipped
                  until Rouge makes payment for each cargo of Cliffs' Pellets shipped . Rouge shall pay Cliffs for all the Cliffs' Pellets shipped during the period August 9 through August 31 by wire transfer to Cliffs no later than [__]*. Title to the Cliffs' Pellets for each such cargo of Cliffs' Pellets shipped shall pass to Rouge simultaneously with receipt of payment by Cliffs for each such cargo.

         (d). For all cargoes of Cliffs' Pellets shipped to Rouge beginning September 1, 2002, Cliffs shall retain title to the cargoes of Cliffs' Pellets so shipped until Rouge makes payment for the Cliffs' Pellets. Rouge shall pay Cliffs for each cargo of Cliffs' Pellets shipped beginning September 1, 2002, by wire transfer to Cliffs no later than the [__]* following shipment of a cargo. Title to the Cliffs' Pellets for each such cargo of Cliffs' Pellets shipped shall pass to Rouge simultaneously with receipt of payment by Cliffs for each such cargo.

         (e). Rouge may, prior to March 1, in any year beginning after 2002, notify Cleveland-Cliffs of the amount of effective trade credit it requires for the balance of such year, not to exceed [__]* at any time. Such effective credit shall be designated by Rouge specifying the dollar amount of Cliffs' pellets that Rouge requests title to f.o.b. vessel at the Port of Marquette notwithstanding (d) above. To the extent that Rouge makes payment, such that the credit outstanding to Rouge is less than the amount elected for that year, Rouge will receive immediate title to Cliffs' pellets FOB vessel at the Port of Marquette up to the available credit at that time.

         (f). Rouge's rights pursuant to (e). above shall remain in effect so long as the Subordinated Loan and Security Agreement dated 2002 between Rouge and Cleveland-Cliffs Inc remains in effect and Rouge is not in default thereunder.

4.       Employment of Vessels

         Rouge shall continue to assume the obligation for arranging, providing, and paying for the appropriate vessels for the transportation of all of the Cliffs' Pellets delivered by Cliffs to Rouge.

5.       Term

         The initial term of the Agreement is extended by two years to December 31, 2007. In the event Rouge has Rouge's Annual Pellet Tonnage Requirements for the years 2008 through 2012, the Agreement is extended for an additional five years to December 31, 2012 for the obligation for Rouge to purchase from Cliffs all of Rouge's Annual Pellet Tonnage Requirements from 2008 through 2012,



* - Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                       4
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         and the Agreement shall continue annually each year thereafter, unless with respect to each year after December 31, 2012, either party gives two years' prior written notification to the other party that the Agreement shall terminate at the end of the second succeeding year. Notwithstanding the above, in the event in any of the years following the year 2007, Rouge purchases less than 1,000,000 tons of Cliffs' Pellets in any such year, Cliffs shall have the right to terminate the Agreement by written notice six months prior to the end of the following year.

6.       Effective Date

         This Letter Agreement is dated May 16, 2002, and the provisions contained herein shall become effective as of May 1, 2002.

7.       Amendment and Restatement

         Rouge and Cliffs agree to amend and restate the Agreement to only integrate the applicable provisions contained in the Agreement, as revised by the applicable terms of Letter Agreement, dated July 1, 1996; Letter Agreement, dated April 7, 1997; Letter Agreement, dated June 3, 1997; Letter Agreement, dated March 31, 1998, Letter Agreement, dated August 17, 2001, and this Letter Agreement, dated May 16, 2002.

         If you are in accord with the above modifications to the Agreement, please return one executed copy of this letter agreement to me.

                                         Very truly yours,

                                         Agreed to by:

                                         THE CLEVELAND-CLIFFS IRON COMPANY


                                         /s/  D.J. Gallagher
                                         ---------------------------
                                         D. J. Gallagher
                                         Vice President-Sales




ROUGE STEEL COMPANY


By  /s/ Gary P Latendresse     7/12/02
    -------------------------------------
    Gary P. Latendresse
    Vice Chairman and Chief Financial Officer

Attachment